Exhibit 99.1

Accolade Announces Results for Fiscal Second Quarter 2024

SEATTLE, October 4, 2023 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal second quarter ended August 31, 2023.

“We are halfway through the 2024 fiscal year and the demand environment for our solutions remains strong. Accolade continues to lay the foundation to build a lasting, scalable business that will improve people’s lives and fundamentally change the way healthcare is experienced in this country. Accolade's unique combination of advocacy and care solutions is changing the way employers deliver healthcare to their employees and their families, and the success of this strategy is evident in our growing customer base which now totals more than 1,000 customers. By providing the benefits advocacy and navigation services that members need to fully leverage their healthcare options, as well as operating a large and growing care delivery organization, we are closing the critical gaps in the care experience that impact health outcomes, costs of care, and the overall healthcare experience,” said Rajeev Singh, Accolade Chief Executive Officer.

Financial Highlights for Fiscal Second Quarter ended August 31, 2023

	Three Months Ended August 31,		%
	2023	2022	Change(2)

	(in millions, except percentages)
GAAP Financial Data:
Revenue	$96.9	$87.6	11%
Net loss	$(32.8)	$(46.5)	29%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(8.8)	$(13.7)	36%
Adjusted Gross Profit	$42.8	$39.2	9%
Adjusted Gross Margin	44.2%	44.7%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Steve Barnes, Accolade Chief Financial Officer, commented, “Accolade continues to execute against our long term financial goals, exceeding both our top and bottom line guidance in the second fiscal quarter. We expect our cost reduction measures from earlier this year will be fully realized in the second half of the year, providing visibility and confidence in our path to achieving profitability.”

Financial Outlook

Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.

For the fiscal third quarter ending November 30, 2023, we expect:

●	Revenue between $95 million and $97 million
●	Adjusted EBITDA between $(5) million and $(8) million

For the fiscal year ending February 29, 2024, we reiterate our prior guidance of:

●	Revenue between $410 million and $414 million
●	Adjusted EBITDA between $(6) million and $(12) million

Accolade has not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and has not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, October 4, 2023 at 4:30 p.m. E.T. to discuss its financial results.

To Listen via Telephone: Pre-registration is required by the conference call operator. Please pre-register by clicking here (https://register.vevent.com/register/BI8e60ea64fd184d8d8660a125ccc80055). Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN.

To Listen via Internet: The conference call can be accessed via a live audio webcast that will be available online at http://ir.accolade.com.

Replay: A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at http://ir.accolade.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade (Nasdaq: ACCD) is a Personalized Healthcare company that provides millions of people and their families with exceptional healthcare experiences so they can live their healthiest lives. Accolade’s employer, health plan, and consumer solutions combine virtual primary care and mental health, expert medical opinion, and best-in-class care navigation. These offerings are built on a platform that is engineered to care through predictive engagement of population health needs, proactive care that improves outcomes and cost savings, and by addressing barriers to access and continuity of care. Accolade consistently receives consumer satisfaction ratings of over 90%. For more information, visit accolade.com. Follow us on LinkedIn, Twitter, Instagram and Facebook.

Investor Contact:

Todd Friedman, Investor Relations, IR@accolade.com

Media Contact:

Public Relations, Media@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	August 31,	February 28,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$292,187	$321,083
Accounts receivable, net	22,114	23,435
Unbilled revenue	3,200	3,260
Current portion of deferred contract acquisition costs	4,474	4,022
Prepaid and other current assets	14,286	14,149
Total current assets	336,261	365,949
Property and equipment, net	17,823	14,763
Operating lease right-of-use assets	26,617	29,525
Goodwill	278,191	278,191
Intangible assets, net	183,689	203,202
Deferred contract acquisition costs	9,077	9,815
Other assets	2,662	1,624
Total assets	$854,320	$903,069
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,098	$10,155
Accrued expenses and other current liabilities	12,575	11,744
Accrued compensation	25,325	39,346
Due to customers	10,128	15,694
Current portion of deferred revenue	47,522	35,191
Current portion of operating lease liabilities	6,355	7,284
Total current liabilities	109,003	119,414
Loans payable, net of unamortized issuance costs	283,162	282,323
Operating lease liabilities	24,249	27,189
Other noncurrent liabilities	165	203
Deferred revenue	97	154
Total liabilities	416,676	429,283

Commitments and Contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 76,081,370 and 73,089,075 shares issued and outstanding at August 31, 2023 and February 28, 2023, respectively	8	7
Additional paid-in capital	1,463,164	1,428,073
Accumulated deficit	(1,025,528)	(954,294)
Total stockholders’ equity	437,644	473,786
Total liabilities and stockholders’ equity	$854,320	$903,069

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three months ended August 31,		Six months ended August 31,
	2023	2022	2023	2022
Revenue	$96,864	$87,643	$190,090	$173,171
Cost of revenue, excluding depreciation and amortization	55,317	49,830	109,520	97,445
Operating expenses:
Product and technology	25,602	26,194	51,501	53,011
Sales and marketing	24,076	24,936	49,109	50,550
General and administrative	16,259	21,020	32,339	41,258
Depreciation and amortization	10,818	11,571	22,458	23,147
Goodwill impairment	—	—	—	299,705
Total operating expenses	76,755	83,721	155,407	467,671
Loss from operations	(35,208)	(45,908)	(74,837)	(391,945)
Interest income (expense), net	1,714	(236)	2,635	(870)
Other income (expense)	753	(130)	1,143	(180)
Loss before income taxes	(32,741)	(46,274)	(71,059)	(392,995)
Income tax benefit (expense)	(84)	(249)	(175)	3,650
Net loss	$(32,825)	$(46,523)	$(71,234)	$(389,345)

Net loss per share, basic and diluted	$(0.43)	$(0.66)	$(0.96)	$(5.54)

Weighted-average common shares outstanding, basic and diluted	75,487,717	70,475,778	74,334,111	70,251,890

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	Three months ended August 31,		Six months ended August 31,
	2023	2022	2023	2022
Cost of revenue, excluding depreciation and amortization	$1,202	$1,270	$2,113	$2,398
Product and technology	7,643	5,625	14,609	13,115
Sales and marketing	3,876	4,270	7,702	8,259
General and administrative	3,005	6,349	5,580	13,131
Total stock-based compensation	$15,726	$17,514	$30,004	$36,903

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Six months ended August 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(71,234)	$(389,345)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Goodwill impairment	—	299,705
Depreciation and amortization expense	22,458	23,147
Amortization of deferred contract acquisition costs	2,368	1,713
Deferred income taxes	—	(3,859)
Noncash interest expense	839	838
Stock-based compensation expense	30,004	36,903
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable and unbilled revenue	1,381	193
Accounts payable and accrued expenses	(1,565)	3,623
Deferred contract acquisition costs	(2,082)	(3,730)
Deferred revenue and due to customers	6,707	6,403
Accrued compensation	(14,020)	(8,249)
Other liabilities	(1,000)	(474)
Other assets	(1,181)	(322)
Net cash used in operating activities	(27,325)	(33,454)
Cash flows from investing activities:
Capitalized software development costs	(4,698)	(1,499)
Purchases of property and equipment	(1,965)	(1,405)
Net cash used in investing activities	(6,663)	(2,904)
Cash flows from financing activities:
Proceeds from stock option exercises	3,100	1,178
Proceeds from employee stock purchase plan	1,992	1,788
Payment of contingent consideration for acquisition	—	(1,828)
Net cash provided by financing activities	5,092	1,138
Net decrease in cash and cash equivalents	(28,896)	(35,220)
Cash and cash equivalents, beginning of period	321,083	365,853
Cash and cash equivalents, end of period	$292,187	$330,633
Supplemental cash flow information:
Interest paid	$820	$820
Fixed assets and capitalized software included in accounts payable	$99	$429
Other receivable related to stock option exercises	$4	$4
Income taxes paid	$303	$22

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation and severance costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) adjusted to exclude interest expense (income), net, income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, goodwill impairment, change in fair value of contingent consideration, severance costs, and other expense (income). Severance costs include severance payments related to the realignment of our resources. Other expense (income) includes foreign exchange gain or loss. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended		For the six months ended
	August 31,		August 31,
	2023	2022	2023	2022

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$96,864	$87,643	$190,090	$173,171
Less:
Cost of revenue, excluding depreciation and amortization	(55,317)	(49,830)	(109,520)	(97,445)
Gross profit, excluding depreciation and amortization	41,547	37,813	80,570	75,726
Add:
Stock‑based compensation, cost of revenue	1,202	1,270	2,113	2,398
Severance costs, cost of revenue	92	114	726	114
Adjusted Gross Profit	$42,841	$39,197	$83,409	$78,238
Gross margin, excluding depreciation and amortization	42.9%	43.1%	42.4%	43.7%
Adjusted Gross Margin	44.2%	44.7%	43.9%	45.2%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	For the three months ended		For the six months ended
	August 31,		August 31,
	2023	2022	2023	2022

	(in thousands)		(in thousands)
Net loss	$(32,825)	$(46,523)	$(71,234)	$(389,345)
Adjusted for:
Interest expense (income), net	(1,714)	236	(2,635)	870
Income tax (benefit) expense	84	249	175	(3,650)
Depreciation and amortization	10,818	11,571	22,458	23,147
Stock‑based compensation	15,726	17,514	30,004	36,903
Acquisition and integration‑related costs(1)	(48)	—	(21)	—
Goodwill impairment	—	—	—	299,705
Severance costs(2)	(52)	3,075	1,050	3,075
Other expense (income)	(753)	130	(1,143)	180
Adjusted EBITDA	$(8,764)	$(13,748)	$(21,346)	$(29,115)
(1)	For the three and six months ended August 31, 2023, acquisition and integration-related costs represent expenses associated with litigation inherited through the PlushCare acquisition. Refer to Note 10 in our condensed consolidated financial statements for further details.
(2)	Severance costs represent expenses associated with workforce realignment actions taken by management.